AMENDMENT NO. TWO TO THE LOAN
                             AND SECURITY AGREEMENT
                               PATTEN CORPORATION

     This Amendment No. Two To The Loan And Security Agreement (the "Amendment") is entered into as of the 16th day of February, 1995, by and between PATTEN CORPORATION, a Massachusetts corporation ("Borrower"), whose chief executive office is located at 5295 Town Center Road, Suite 400, Boca Raton, Florida 33486 and FOOTHILL CAPITAL CORPORATION, a California corporation ("Foothill"), with a place of business located at 11111 Santa Monica Boulevard, Suite 1500, Los Angeles, California 90025-3333, in light of the following facts:

FACTS

     FACT ONE: Foothill and Borrower have previously entered into that certain Loan And Security Agreement, dated as of October 29, 1993 (as amended and supplemented, the "Agreement").

     FACT TWO: Foothill and Borrower desire to amend the Agreement as provided herein. Terms defined in the Agreement which are used herein shall have the same meanings as set forth in the Agreement, unless otherwise specified. NOW, THEREFORE, Foothill and Borrower hereby modify and amend the Agreement as follows:

     1. The Definition of "A Line Borrowing Base" in Section 1.1 of the Agreement is hereby amended in its entirety to read as follows: "A Line Borrowing Base" means an amount equal to the sum of (i) ninety percent (90%) of the unpaid principal balance at the time of the advance with respect to variable rate notes; and (ii) ninety percent (90%) of the present value of the unmatured installments of principal and interest, discounted to fourteen percent (14%), at the time of the advance with respect to fixed rate notes."

     2. Effective January 11, 1995, the first sentence of Section 2.4(a) is hereby amended in its entirety to read as follows: "All Obligations (except for the Obligations evidenced by the Term Note and Land Inventory Advances) shall bear interest, on the average Daily Balance, at a rate of two (2) percentage points above the Reference Rate."



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     3.  Borrower  shall  pay to  Foothill  a fee of  $250.  Said  fee  shall be fully-earned non-refundable, and due and payable on the date of signing and delivery of this Amendment by Borrower to Foothill.


     4. In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Agreement, the terms and provisions of this Amendment shall govern. In all other respects, the Agreement, as supplemented, amended and modified, shall remain in full force and effect. IN WITNESS WHEREOF, Borrower and Foothill have executed this Amendment as of the day and year first written above.

FOOTHILL CAPITAL CORPORATION PATTEN CORPORATION

/ / Lisa M.
Gonzales
Its Assistant Vice President